As filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	1531	90-0907433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(480) 840-8100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Darrell C. Sherman, Esq.

Vice President and General Counsel

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(480) 840-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq. Lawrence G. Wee, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Julie H. Jones, Esq. Ropes & Gray LLP The Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	William J. Whelan III, Esq. Joseph D. Zavaglia, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019-7475 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-185269

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common Stock, $0.00001 par value per share	5,476,300	$22.00	$120,478,600	$16,434

(1)	The 5,476,300 shares of Class A common stock being registered in this Registration Statement are in addition to the 27,381,500 shares of Class A common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-185269).
(2)	Including 714,300 shares of Class A common stock which may be purchased by the underwriters to cover over-allotments, if any.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-185269) of Taylor Morrison Home Corporation (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 9, 2013, are incorporated by reference into this registration statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank in Pittsburgh, Pennsylvania as soon as practicable (but no later than the close of business on April 10, 2013), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 10, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-185269 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Taylor Morrison Home Corporation (Registration No. 333-185269)).

24.2	Power of Attorney of James Henry (incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 of Taylor Morrison Home Corporation (Registration No. 333-185269)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 2013.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Sheryl Palmer
Sheryl Palmer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 9, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Sheryl Palmer	President, Chief Executive Officer and Director (Principal Executive Officer)
Sheryl Palmer

/s/ C. David Cone	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
C. David Cone

*	Director
John Brady

*	Director
Kelvin Davis

*	Director and Chairman of the Board of Directors
Timothy R. Eller

*	Director
James Henry

*	Director
Joe S. Houssian

*	Director
Jason Keller

*	Director
Greg Kranias

*	Director
Peter Lane

*	Director
Rajath Shourie

*By:	/s/ Darrell C. Sherman
Darrell C. Sherman, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Taylor Morrison Home Corporation (Registration No. 333-185269)).

24.2	Power of Attorney of James Henry (incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 of Taylor Morrison Home Corporation (Registration No. 333-185269)).